UNITED  STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 26, 2019

HILL-ROM HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Indiana (State or other jurisdiction of incorporation)	1-6651 (Commission File Number)	35-1160484 (IRS Employer Identification No.)

130 East Randolph Street Suite 1000 Chicago, IL (Address of principal executive offices)		60601 (Zip Code)
(312) 819-7200 (Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

☐ Emerging growth company (Indicate by check mark whether the registrant is an emerging growth company as defined in Rule
405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.b-2 of this chapter).

☐ If an emerging growth company, indicate by check mark of the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 2.02.	RESULTS OF OPERATIONS AND FINANCIAL CONDITION.

On April 26, 2019, Hill-Rom Holdings, Inc. (the “Corporation”) announced its earnings for the second quarter ended March 31, 2019. Please see the press release furnished as Exhibit 99.1 to this Current Report on Form 8-K, which is incorporated herein by reference.

In the press release, the Corporation uses various non-GAAP measures, including adjusted gross margin, operating margin, income before taxes, income tax expense and diluted earnings per share results, because it uses these measures internally for planning, forecasting and evaluating the performance of the business. In addition, the Corporation analyzes net revenue on a constant currency basis to better measure the comparability of results between periods. The Corporation believes that evaluating growth in net revenue on a constant currency basis provides an additional and meaningful assessment to both management and investors. These measures should not, however, be considered in isolation, as a substitute for, or as superior to measures of financial performance prepared in accordance with GAAP.

Item 9.01.	FINANCIAL STATEMENTS AND EXHIBITS.

(d)	Exhibits.

99.1	Press Release of Hill-Rom Holdings, Inc. dated April 26, 2019 - regarding the Corporation's earnings for first quarter ended March 31, 2019

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HILL-ROM HOLDINGS, INC.
(Registrant)

DATE: April 26, 2019	By:	/s/ Barbara W. Bodem

	Name: Title:	Barbara W. Bodem Senior Vice President and Chief Financial Officer (duly authorized officer and principal financial officer)

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